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                                    EXHIBIT 5






                                                              Reply to:

                                                              Toronto Office



October 28, 1998


Securities and Exchange Commission
450 5th Street N.W.
Judiciary Plaza
Washington, D.C. 20549
U.S.A.

Dear Sirs:

RE:      ROYAL OAK MINES INC.: REGISTRATION STATEMENT ON FORM S-8

We are counsel to Royal Oak Mines Inc., a company amalgamated under the laws of the Province of Ontario (the "Company") and have acted on its behalf in connection with the registration under the Securities Act of 1933, as amended (the "Act") of the Company's common shares, without par value (the "Common Shares"), issuable under the form of Royal Oak Mines Inc. Amended Stock Option Agreement and Stock Option Agreement included in Exhibit 4.1 and Exhibit 4.2, respectively, to the Company's Registration Statement on Form S-8 to the optionees listed in such exhibits (the "Amended Agreement" and the "Option Agreement", respectively).

We are generally familiar with the properties and affairs of the Company, including the Amended Agreement and the Option Agreement. As the basis for the opinions herein expressed, we have also made such investigations and examined such additional documents and proceedings as we have considered relevant and necessary. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of documents submitted to us as certified, conformed or photostatic copies or facsimiles.

The opinions expressed herein are expressly limited to the laws of the Province of Ontario and the laws of Canada applicable therein and we express no opinion as to the laws of any other jurisdiction.

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Based and relying on the foregoing, we are of the opinion that:

1. All necessary corporate action has been taken to allot and reserve for issuance 2,994,500 Common Shares in accordance with applicable law to be issued upon the exercise of the stock options and when issued pursuant to the terms of the Amended Agreement, the said 2,994,500 Common Shares will be validly issued as fully paid and non-assessable Common Shares.

2. All necessary corporate action has been taken to allot and reserve for issuance 450,000 Common Shares in accordance with applicable law to be issued upon the exercise of the stock options and when issued pursuant to the terms of the Option Agreement, the said 450,000 Common Shares will be validly issued as fully paid and non-assessable Common Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the Agreement.

Yours truly,
"Lang Michener"